Exhibit 99.1

Leaf Group Ltd. Reports Second Quarter 2020 Results

SANTA MONICA, CA – July 30, 2020 – Leaf Group Ltd. (NYSE: LEAF), a diversified consumer internet company, today reported financial results for the second quarter ended June 30, 2020.

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Unaudited Financial Summary
(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Marketplaces revenue
Society6 Group revenue	$34,665	$15,203	$50,658	$32,201
Saatchi Art Group revenue	3,982	3,986	6,730	7,826
Total Marketplaces revenue	38,647	19,189	57,388	40,027
Media revenue	12,321	16,600	26,445	29,800
Total revenue	$50,968	$35,789	$83,833	$69,827

Net income (loss)	$803	$(6,762)	$(9,873)	$(17,048)

EPS - basic	$0.03	$(0.26)	$(0.37)	$(0.66)
EPS - diluted	$0.03	$(0.26)	$(0.37)	$(0.66)

Adjusted EBITDA(1)	$2,102	$(1,936)	$(3,275)	$(7,565)

Net cash provided by (used in) operating activities	$7,909	$(5,885)	$4,029	$(12,848)
Free cash flow(1)	$6,194	$(7,639)	$606	$(16,209)

(1)	These non-GAAP financial measures, and reasons for why the Company believes these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Q2 2020 Financial Summary:

Leaf Group is comprised of two reporting segments: Marketplaces and Media.

For the second quarter of 2020:

●	Total revenue increased 42% year-over-year from $35.8 million to $51.0 million due to a 101% increase in Marketplaces revenue, partially offset by a 26% decrease in Media revenue.
●	Marketplaces revenue increased 101% year-over-year from $19.2 million to $38.6 million, reflecting a 128% increase in Society6 Group revenue and flat Saatchi Art Group revenue year-over-year.
●	Media revenue decreased 26% year-over-year from $16.6 million to $12.3 million. This decrease was primarily attributable to a 23% decrease in visits and a 4% decrease in RPV, partially offset by a 37% increase in revenue for OnlyInYourState. On a pro forma basis after giving effect to the Hearst Transaction, visits decreased by 9% and RPV decreased by 18% year-over-year.(1)

●	Net income was $0.8 million for the quarter, increasing $7.6 million year-over-year, and Adjusted EBITDA was $2.1 million for the quarter, reflecting an improvement of $4.0 million year-over-year. The increase in net income for the quarter is primarily attributable to improved operating performance and the $3.8 million gain resulting from the Hearst Transaction.(1)
●	Cash and cash equivalents was $27.9 million at period end with $11.1 million in debt outstanding including $7.1 million from the Paycheck Protection Program and $4.0 million drawn on our revolving credit facility.
●	On a consolidated basis, Leaf Group’s properties reached over 61 million monthly unique visitors in the United States in June 2020 (source: June 2020 U.S. comScore).

____________

(1)	On April 24, 2020, Leaf Group entered into an Asset Sale and Services Agreement with Hearst Newspapers (“Hearst”), pursuant to which the Company sold to Hearst a library of content carried on certain websites that had been hosted by the Company on behalf of Hearst for $9.5 million, of which $4.0 million was paid at signing (the “Hearst Transaction”). As of April 25, 2020, the Company is no longer including visits to the sites migrated (or to be migrated) to Hearst in the Hearst Transaction in its media metrics.

Unaudited Operating Metrics:

	Three months ended			Six months ended
	June 30,			June 30,
	2020	2019	% Change	2020	2019	% Change
Marketplaces Metrics:
Number of Transactions(1)	574,744	232,124	148%	847,941	529,369	60%
Gross Transaction Value(2) (in thousands)	$50,833	$25,048	103%	$77,469	$52,185	48%

Media Metrics(3):
Visits per Google Analytics(4) (in thousands)	584,547	756,938	(23)%	1,237,655	1,458,073	(15)%
Revenue per Visit (RPV)(5)	$21.08	$21.93	(4)%	$21.37	$20.44	5%
Pro forma Visits per Google Analytics(4)(6) (in thousands)	538,566	594,114	(9)%	1,063,382	1,142,311	(7)%
Pro forma Revenue per Visit (RPV)(5)(6)	$22.88	$27.94	(18)%	$24.87	$26.09	(5)%

(1)	Number of transactions is defined as the total number of Marketplaces transactions successfully completed by a customer during the applicable period, excluding certain transactions generated by Saatchi Art’s The Other Art Fair, such as sales of stand space to artists at fairs, sponsorship fees and ticket sales.
(2)	Gross transaction value is defined as the total dollar value of Marketplaces transactions, excluding the revenue from certain transactions generated by Saatchi Art’s The Other Art Fair, such as sales of stand space to artists at fairs, sponsorship fees and ticket sales. Gross transaction value is the total amount paid by the customer including the total product price inclusive of artist margin, shipping charges, sales taxes, and is net of any promotional discounts. Gross transaction value does not reflect any subsequent cancellations, refunds or credits and does not represent revenue earned by the Company.
(3)	Media Metrics include visits and revenue generated by OnlyInYourState subsequent to its acquisition in February 2019. From April 25, 2020 onwards, Media Metrics exclude visits generated by certain domains no longer under our control as a result of the Hearst Transaction.
(4)	Visits per Google Analytics is defined as the total number of times users access the Company’s content across (a) one of its owned and operated properties and/or (b) one of its customers’ properties, to the extent that the visited customer web pages are hosted by the Company. In each case, breaks of access of at least 30 minutes constitute a unique visit. Additionally, a visit is also considered to have ended at midnight or if a user arrives via one campaign, leaves, and then comes back via a different campaign.
(5)	RPV is defined as Media revenue per one thousand visits.
(6)	Pro forma Visits and Pro forma Revenue per Visit exclude visits generated by certain domains no longer under our control as a result of the Hearst Transaction for all periods reported. The number of visits is derived from Google Analytics.

Shareholder Letter and Conference Call Information

Leaf Group’s detailed Shareholder Letter is available at https://ir.leafgroup.com/investor-overview/quarterly-and-annual-results/default.aspx.

Leaf Group will host a corresponding conference call to answer questions today at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). To access the conference call, dial 833-502-0482 (U.S./CAN) or 778-560-2575 (International) and reference conference ID 3182118. To participate on the live call, analysts should dial-in at least 10 minutes prior to the commencement of the call. A live webcast also will be available on the Investor Relations section of Leaf Group’s corporate website at http://ir.leafgroup.com and via replay beginning approximately two hours after the completion of the call.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Leaf Group uses certain non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Leaf Group’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Leaf Group’s peer companies.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. An additional limitation of non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

The Company defines Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income (loss) excluding interest (income) expense, income tax expense (benefit), and certain other non-cash or non-recurring items impacting net income (loss) from time to time, principally comprised of depreciation and amortization, stock-based compensation, contingent payments to certain key employees/equity holders of acquired businesses and other payments attributable to acquisition, disposition or corporate realignment activities. Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses, and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

The Company defines Segment Operating Contribution as earnings before corporate or unallocated expenses and also excludes: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expense); (e) income taxes; and (f) contingent payments to certain key employees/equity holders of acquired businesses. Management believes that the exclusion of certain expenses and gains in calculating Segment Operating Contribution provides a useful measure for period-to-period comparisons of the segment’s underlying revenue and operating costs that is focused more closely on the current costs necessary to operate the segment, and reflects the segment’s ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

The Company defines Free Cash Flow as net cash provided by (used in) operating activities net of cash flows from contingent payments to certain key employees/equity holders of acquired businesses; other payments attributable to acquisition, disposition or corporate realignment activities; purchases of property and equipment; and purchases of intangible assets. Management believes that Free Cash Flow provides investors with useful information to measure operating liquidity because it reflects the Company’s underlying cash flows from recurring operating activities after investing in capital assets and intangible assets. Free Cash Flow is used by management, and may also be useful for investors, to assess the Company’s ability to generate cash flow for a variety of strategic opportunities, including reinvesting in its businesses, pursuing new business opportunities and potential acquisitions, paying dividends and repurchasing shares.

About Leaf Group

Leaf Group Ltd. (NYSE: LEAF) is a diversified consumer internet company that builds enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness (Well+Good, Livestrong.com and MyPlate App), and home, art and design (Saatchi Art, Society6 and Hunker). For more information about Leaf Group, visit www.leafgroup.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements set forth in this press release include, among other things, statements regarding potential synergies achieved from acquisitions, the impact of strategic operational changes and the Company’s future financial performance. In addition, statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. These forward-looking statements involve risks and uncertainties regarding the Company’s future financial performance; could cause actual results or developments to differ materially from those indicated due to a number of factors affecting Leaf Group’s operations, markets, products and services; and are based on current expectations, estimates and projections about the Company’s industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Potential risks and uncertainties that could affect the Company’s operating and financial results are described in Leaf Group’s annual report on Form 10-K for the fiscal year ending December 31, 2019 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 16,

2020, as such risks and uncertainties may be updated from time to time in Leaf Group’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties include, among others: risks associated with political and economic instability domestically and internationally including those resulting from the COVID-19 pandemic, which have and could lead to fluctuations in the availability of credit, decreased business and consumer confidence and increased unemployment; the Company’s ability to execute its business plan to return to compliance with the continued listing criteria of the New York Stock Exchange (“NYSE”); the Company’s ability to continue to comply with applicable listing standards within the available cure period; changes by the Small Business Administration or other governmental authorities regarding the Coronavirus Aid, Relief and Economic Security Act of 2020 (the “CARES Act”), the Paycheck Protection Program (“PPP”) or related administrative matters; the Company’s ability to comply with the terms of the PPP loan and the CARES Act, including to use the proceeds of the PPP loan; the Company’s ability to successfully drive and increase traffic to its marketplaces and media properties; changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google, Bing and Yahoo!; the Company’s ability to attract new and repeat customers and artists to its marketplaces and successfully grow its marketplace businesses; the potential impact on advertising-based revenue from lower ad unit rates, a reduction in online advertising spending, a loss of advertisers, lower advertising yields, increased availability of ad blocking software, particularly on mobile devices and/or ongoing changes in ad unit formats; the Company’s dependence on various agreements with a specific business partner for a significant portion of its advertising revenue; the effects of shifting consumption of media content and online shopping from desktop to mobile devices and/or social media platforms; the Company’s history of incurring net operating losses; the Company’s ability to obtain capital when desired on favorable terms; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; the Company’s ability to effectively integrate, manage, operate and grow acquired businesses; the Company’s ability to retain key personnel; the Company’s ability to prevent any actual or perceived security breaches; the Company’s ability to expand its business internationally; the Company’s ability to generate long-term value for its stockholders; and ongoing actions taken and any future actions that may be taken by activist stockholders. From time to time, the Company may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. Any forward-looking statement made by the Company in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to revise or update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law, and may not provide this type of information in the future.

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(Tables Follow)

Investor Contacts:
Brian Gephart Interim Chief Financial Officer (310) 917-6414 IR@leafgroup.com Shawn Milne Investor Relations (310) 656-6346 shawn.milne@leafgroup.com

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue:
Product revenue	$35,922	$15,869	$52,304	$33,410
Service revenue	15,046	19,920	31,529	36,417
Total revenue	50,968	35,789	83,833	69,827
Operating expenses:
Product costs (exclusive of amortization of intangible assets shown separately below)(1)	26,550	12,010	38,999	25,828
Service costs (exclusive of amortization of intangible assets shown separately below)(1)(2)	7,825	8,981	16,802	16,893
Sales and marketing(1)(2)	7,435	7,488	15,105	15,126
Product development(1)(2)	4,241	5,110	9,761	10,679
General and administrative(1)(2)	7,173	8,112	15,257	16,652
Amortization of intangible assets	671	895	1,404	1,812
Total operating expenses	53,895	42,596	97,328	86,990
Loss from operations	(2,927)	(6,807)	(13,495)	(17,163)
Interest income	3	66	26	188
Interest expense	(100)	(6)	(189)	(10)
Other income, net	3,837	19	3,847	12
Income (loss) before income taxes	813	(6,728)	(9,811)	(16,973)
Income tax expense	(10)	(34)	(62)	(75)
Net income (loss)	$803	$(6,762)	$(9,873)	$(17,048)

Net income (loss) per share—basic and diluted
Basic	$0.03	$(0.26)	$(0.37)	$(0.66)
Diluted	$0.03	$(0.26)	$(0.37)	$(0.66)

Weighted average number of shares - basic and diluted
Basic	26,722	25,907	26,572	25,755
Diluted	26,722	25,907	26,572	25,755
__________________

(1) Depreciation expense included in the above line items:
Product costs	$537	$393	$1,059	$761
Service costs	1,102	944	2,149	1,880
Sales and marketing	10	6	19	13
Product development	14	12	27	23
General and administrative	172	412	335	889
Total depreciation	$1,835	$1,767	$3,589	$3,566

(2) Stock-based compensation included in the above line items:
Service costs	$366	$262	$737	$443
Sales and marketing	363	171	728	251
Product development	637	564	1,342	1,156
General and administrative	1,157	1,212	2,420	2,280
Total stock-based compensation	$2,523	$2,209	$5,227	$4,130

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$27,908	$18,106
Accounts receivable, net	10,882	14,402
Prepaid expenses and other current assets	3,960	2,555
Total current assets	42,750	35,063
Property and equipment, net	13,869	13,797
Operating lease right-of-use assets	11,416	12,645
Intangible assets, net	11,175	12,589
Goodwill	19,208	19,465
Other assets	1,300	1,044
Total assets	$99,718	$94,603

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$8,489	$7,825
Accrued expenses and other current liabilities	21,687	21,291
Deferred revenue	6,117	2,464
Debt, current	7,175	4,000
Total current liabilities	43,468	35,580
Deferred tax liability	72	63
Operating lease liabilities	9,345	10,863
Debt, non-current	3,969	—
Other liabilities	200	287
Total liabilities	57,054	46,793
Commitments and contingencies
Stockholders’ equity
Common stock	3	3
Additional paid-in capital	567,126	562,332
Treasury stock	(35,706)	(35,706)
Accumulated other comprehensive loss	(87)	(20)
Accumulated deficit	(488,672)	(478,799)
Total stockholders’ equity	42,664	47,810
Total liabilities and stockholders’ equity	$99,718	$94,603

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Cash flows from operating activities
Net income (loss)	$803	$(6,762)	$(9,873)	$(17,048)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	2,506	2,662	4,993	5,378
Non-cash lease expense	682	487	1,373	962
Deferred income taxes	3	(11)	10	5
Stock-based compensation	2,523	2,209	5,227	4,130
Gain from sale of asset	(3,800)	—	(3,800)	—
Other	193	(2)	235	21
Change in operating assets and liabilities, net of effect of acquisitions and disposals:
Accounts receivable, net	(1,436)	(753)	3,340	1,014
Prepaid expenses and other current assets	(916)	62	(1,422)	123
Other long-term assets	8	42	8	102
Operating lease ROU assets and liabilities	(710)	(484)	(1,412)	(1,280)
Accounts payable	1,922	(1,396)	658	485
Accrued expenses and other liabilities	4,908	(1,109)	1,039	(7,265)
Deferred revenue	1,223	(830)	3,653	525
Net cash provided by (used in) operating activities	7,909	(5,885)	4,029	(12,848)
Cash flows from investing activities
Purchases of property and equipment	(1,715)	(1,754)	(3,423)	(3,361)
Proceeds from sale of assets	4,000	—	4,000	—
Cash paid for acquisitions, net of cash acquired	—	—	—	(1,900)
Net cash provided by (used in) investing activities	2,285	(1,754)	577	(5,261)
Cash flows from financing activities
Proceeds from promissory note	7,144	—	7,144	—
Proceeds from exercises of stock options and purchases under ESPP	22	175	28	445
Taxes paid on net share settlements of restricted stock units	(191)	(717)	(747)	(2,039)
Cash paid for acquisition holdback	—	(625)	(36)	(625)
Cash paid for contingent consideration liability	(856)	(934)	(856)	(934)
Cash paid for debt issuance costs	(32)	—	(38)	—
Other	(15)	(25)	(31)	(55)
Net cash provided by (used in) financing activities	6,072	(2,126)	5,464	(3,208)
Effect of foreign currency on cash, cash equivalents and restricted cash	(6)	4	(4)	4
Change in cash, cash equivalents and restricted cash	16,260	(9,761)	10,066	(21,313)
Cash, cash equivalents and restricted cash, beginning of period	12,932	20,383	19,126	31,935
Cash, cash equivalents and restricted cash, end of period	$29,192	$10,622	$29,192	$10,622

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$27,908	$9,904	$27,908	$9,904
Restricted cash included in other current assets	136	136	136	136
Restricted cash included in other long-term assets	1,148	582	1,148	582
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$29,192	$10,622	$29,192	$10,622

Leaf Group Ltd. and Subsidiaries

Unaudited Reconciliations of Non-GAAP Financial Measures

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Adjusted EBITDA:
Net income (loss)(1)	$803	$(6,762)	$(9,873)	$(17,048)
Add (deduct):
Income tax expense, net	10	34	62	75
Interest (income) expense, net	97	(60)	163	(178)
Other expense (income), net	(3,837)	(19)	(3,847)	(12)
Depreciation and amortization(2)	2,506	2,662	4,993	5,378
Stock-based compensation(3)	2,523	2,209	5,227	4,130
Acquisition, disposition, realignment and contingent payment costs(4)	—	—	—	90
Adjusted EBITDA	$2,102	$(1,936)	$(3,275)	$(7,565)

Free Cash Flow:
Net cash provided by (used in) operating activities	$7,909	$(5,885)	$4,029	$(12,848)
Purchases of property and equipment	(1,715)	(1,754)	(3,423)	(3,361)
Free Cash Flow	$6,194	$(7,639)	$606	$(16,209)

(1)	For the three months ended June 30, 2020, we had $1.5 million in cost savings, which included temporary salary cuts of our executive team and salaried direct workforce (whose salaries were reinstated effective with payroll paid on June 30, 2020) and compensation cuts and deferrals of compensation of our independent directors (whose cash retainer compensation was reinstated, effective July 1, 2020), neither of which is expected to reoccur.
(2)	Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets as included in the Company’s GAAP results of operations.
(3)	Represents the expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.
(4)	Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities, (b) employee severance, (c) contingent payments to certain key employees/equity holders of acquired businesses, and (d) other payments attributable to acquisition, disposition or corporate realignment activities.

Leaf Group Ltd. and Subsidiaries

Unaudited Reconciliation of Segment Disclosure

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Segment Revenue:
Marketplaces
Society6 Group	$34,665	$15,203	$50,658	$32,201
Saatchi Art Group	3,982	3,986	6,730	7,826
Total Marketplaces	38,647	19,189	57,388	40,027
Media	12,321	16,600	26,445	29,800
Total revenue	$50,968	$35,789	$83,833	$69,827

Segment Operating Contribution:
Marketplaces(1)	$3,657	$(1,344)	$1,865	$(2,655)
Media(1)	4,775	6,645	8,519	10,254
Deduct:
Strategic shared services and corporate overhead(2)(3)	(6,330)	(7,237)	(13,659)	(15,164)
Acquisition, disposition and realignment costs(4)	—	—	—	—
Adjusted EBITDA	$2,102	$(1,936)	$(3,275)	$(7,565)

Reconciliation to consolidated pre-tax income (loss):
Adjusted EBITDA	$2,102	$(1,936)	$(3,275)	$(7,565)
Add (deduct):
Interest income (expense), net	(97)	60	(163)	178
Other income, net	3,837	19	3,847	12
Depreciation and amortization(5)	(2,506)	(2,662)	(4,993)	(5,378)
Stock-based compensation(6)	(2,523)	(2,209)	(5,227)	(4,130)
Acquisition, disposition, realignment and contingent payment costs(7)	—	—	—	(90)
Income (loss) before income taxes(8)	$813	$(6,728)	$(9,811)	$(16,973)

(1)	Segment operating contribution reflects earnings before corporate and unallocated expenses and also excludes: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expense); (e) income taxes; and (f) contingent payments to certain key employees/equity holders of acquired businesses.

(2)	Strategic shared services include shared operating expenses that are not directly attributable to the operating segments, including: network operations center, marketing, business development, product development, creative, financial systems, quality assurance, software engineering, and information systems. Corporate overhead includes general and administrative support functions that are not directly attributable to the operating segments, including: executive, accounting, finance, human resources, legal, and facilities. Strategic shared services and corporate overhead excludes the following: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expenses); and (e) income taxes.

(3)	Strategic shared services and corporate overhead includes $1.8 million and $2.0 million in strategic shared services costs for the three months ended June 30, 2020 and 2019, respectively, and $4.5 million and $5.2 million in corporate overhead for the three months ended June 30, 2020 and 2019, respectively. Strategic shared services and corporate overhead include $3.9 million and $4.1 million in strategic shared services for the six months ended June 30, 2020 and 2019, respectively, and $9.8 million and $11.1 million in corporate overhead for the six months ended June 30, 2020 and 2019, respectively.

(4)	Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities, (b) employee severance, and (c) other payments attributable to acquisition, disposition or corporate realignment activities, excluding contingent payments to certain key employees/equity holders of acquired businesses.

(5)	Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets, included in the Company’s GAAP results of operations.

(6)	Represents the expense related to stock-based awards granted to employees as included in the Company’s GAAP results of operations.

(7)	Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities, (b) employee severance, (c) contingent payments to certain key employees/equity holders of acquired businesses, and (d) other payments attributable to acquisition, disposition or corporate realignment activities.

(8)	For the three months ended June 30, 2020, we had $1.5 million in cost savings, which included temporary salary cuts of our executive team and salaried direct workforce (whose salaries were reinstated effective with payroll paid on June 30, 2020) and compensation cuts and deferrals of compensation of our independent directors (whose cash retainer compensation was reinstated, effective July 1, 2020), neither of which is expected to reoccur.